Exhibit 99.1

Press Release

3D Systems Corporation

333 Three D Systems Circle

Rock Hill, SC 29730

www.3dsystems.com

NYSE: DDD

Investor Contact:	investor.relations@3dsystems.com
Media Contact:	press@3dsystems.com

3D Systems Announces Issuance of $92 Million of

Convertible Senior Secured Notes due 2030 and

Retirement of $180 Million of Existing Convertible

Senior Notes due 2026

ROCK HILL, South Carolina, June 18, 2025 – Today, 3D Systems (NYSE: DDD) announced that it has entered into separate, privately negotiated subscription agreements with a limited number of qualified institutional buyers, pursuant to which 3D Systems will issue $92 million aggregate principal amount of its 5.875% convertible senior secured notes due 2030 (the “notes”). The issuance and sale of the notes are expected to close on June 23, 2025, subject to customary closing conditions.

The notes will be senior secured obligations of 3D Systems, will be guaranteed by certain subsidiaries of 3D Systems and will bear interest at a rate of 5.875% per annum, payable semiannually in arrears on June 15 and December 15 of each year, beginning on December 15, 2025. The notes will mature on June 15, 2030, unless earlier redeemed, repurchased or converted in accordance with the terms of the notes. The notes will be convertible at the option of holders at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. The notes will be convertible into cash, shares of 3D Systems’ common stock (“common stock”) or a combination of cash and shares of common stock, at the election of 3D Systems.

The notes will have an initial conversion rate of 445.6328 shares of common stock per $1,000 principal amount of notes (which is subject to adjustment in certain circumstances). This is equivalent to an initial conversion price of approximately $2.24 per share, which represents a premium of approximately 20% over the last reported sale price of 3D Systems’ common stock on The New York Stock Exchange of $1.87 per share on June 17, 2025.

The holders of the notes will have a one-time right, on June 20, 2028 (the “put date”), to require 3D Systems to repurchase for cash all or a portion of their notes on the put date at 100% of their principal amount, plus accrued and unpaid interest. Additionally, holders of the notes will have the right to require 3D Systems to repurchase for cash all or a portion of their notes at 100% of their principal amount, plus any accrued and unpaid interest, upon the occurrence of a fundamental change (as defined in the indenture relating to the notes). 3D Systems will also be required to increase the conversion rate for holders who convert their notes in connection with certain fundamental changes or convert their notes that are called for redemption, as the case may be, prior to the maturity date. The notes will be redeemable, in whole or in part, for cash at 3D Systems’ option at any time, and from time to time, on or after June 20, 2028 and before the 41st scheduled trading day immediately preceding the maturity date, but only if the last reported sale price per share of the common stock has been at least 130% of the conversion price then in effect for a specified period of time.

3D Systems intends to use (i) the proceeds from the sale of the notes, together with approximately $78 million of cash on hand, to purchase a portion of its outstanding 0% convertible senior notes due 2026 (the “2026 notes”) and (ii) approximately $15 million of cash on hand to purchase shares of its outstanding common stock, each as described below.

3D Systems Press Release	Page 2

3D Systems also entered into separate, privately negotiated transactions with certain holders of the 2026 notes to repurchase approximately $180 million in aggregate principal amount of the 2026 notes. The terms of each note repurchase were individually negotiated with each such holder of the 2026 notes. 3D Systems may also repurchase outstanding 2026 notes following the closing for the notes. No assurance can be given as to how much, if any, of the 2026 notes will be repurchased following the closing of the notes or the terms on which they will be repurchased.

In addition, 3D Systems entered into transactions to repurchase approximately 8 million shares of its outstanding common stock from purchasers of the notes in separate, privately negotiated transactions, at a price per share equal to $1.87, which was the closing price per share of the common stock on The New York Stock Exchange on June 17, 2025.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities (including the shares of common stock, if any, into which the notes are convertible), nor shall there be any offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under applicable securities laws.

The offer and sale of the notes and any shares of common stock issuable upon conversion of the notes have not been registered under the Securities Act of 1933, as amended, or qualified under any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration or qualification requirements.

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements, including the ability of the company to consummate the sale of the notes on the expected terms, or at all. In many cases, forward-looking statements can be identified by terms such as “believes,” “belief,” “expects,” “may,” “will,” “estimates,” “intends,” “anticipates” or “plans” or the negative of these terms or other comparable terminology. Forward-looking statements are based upon management’s beliefs, assumptions, and current expectations and may include comments as to the company’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings “Forward-Looking Statements” and “Risk Factors” in the company’s periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements. Although management believes that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not, and should not be relied upon as a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at which such performance or results will be achieved. The forward-looking statements included are made only as of the date of the statement. 3D Systems undertakes no obligation to update or review any forward-looking statements made by management or on its behalf, whether as a result of future developments, subsequent events or circumstances or otherwise, except as required by law.

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About 3D Systems

For nearly 40 years, Chuck Hull’s curiosity and desire to improve the way products were designed and manufactured gave birth to 3D printing, 3D Systems, and the additive manufacturing industry. Since then, that same spark continues to ignite the 3D Systems team as we work side-by-side with our customers to change the way industries innovate. As a full-service solutions partner, we deliver industry-leading 3D printing technologies, materials and software to high-value markets such as medical and dental; aerospace, space and defense; transportation and motorsports; AI infrastructure; and durable goods. Each application-specific solution is powered by the expertise and passion of our employees who endeavor to achieve our shared goal of Transforming Manufacturing for a Better Future.